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                                                               EXHIBIT 99.(C)(3)


February 16, 1998



PERSONAL AND CONFIDENTIAL


Anthony DiNovi, Managing Director
Thomas H. Lee Company
75 State Street
Boston, MA  02109

Dear Mr. DiNovi:

         We have requested information from First Alert, Inc. (the "Company") in connection with our consideration of possibly acquiring the Company and/or the business (the "Business") of the Company (the "Transaction"). As a condition to furnishing such information to us, the Company requires that we agree, as set forth below, to treat confidentially any information that the Company or its officers, directors, agents, advisors or controlling persons, furnish to us or our Representatives (which term shall include our directors, officers, employees, agents, advisors, attorneys and accountants) (such information being collectively referred to herein as the "Evaluation Material").

         The term "Evaluation Material" does not include any information that
(i) at the time of disclosure or thereafter is in or comes into the public domain other than as a result of a disclosure by us or our representatives, (ii) is already in our position or becomes available to us on a non-confidential basis from a source other than the Company or its agents or advisors, provided that such source is not and was not (to our knowledge after reasonable inquiry) bound by an obligation of secrecy to the Company or another party or (iii) has been independently developed by us without violation of the agreements contained in this letter.

         We hereby agree that the Evaluation Material will be used by us and our Representatives solely for the purpose of evaluating a possible Transaction between the Company and us, will not be used in any way detrimental to the Company, and will be kept confidential by us and our representatives; provided, however, that (i) the existence of a possible Transaction and any such information may be disclosed to those of our Representatives who need to know such information for the purpose of


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evaluating any such possible Transaction between the Company and us, provided, further, however, that (a) such Representatives will be informed by us on a confiden tial nature of such information and will be required by us to treat such information confidentially as if such Representative were a party to this agreement and we shall be responsible for any disclosure by our Representatives, and (ii) any disclosure of such information may be made to which the Company consents in writing.

         In addition, without the prior written consent of the Company except as may be required by law, and then only after prior written notice to the Company, we will not, and will cause our Representatives not to, disclose to any person either the fact that discussions or negotiations are taking place concerning a possible Transaction between the Company and us or any of the terms, conditions or other facts with respect to any such possible Transaction, including the existence or status thereof. The term "person" as used in this letter shall be broadly interpreted to include, without limitation, any corporation, company, partnership or other entity or individ ual. It is our understanding that the Company and Thomas H. Lee Company simi larly will not disclose to any person either the fact that discussions or negotiations are taking place concerning a possible Transaction or other facts with respect to any such possible Transaction.

         In the event that we or our Representative are requested or required to disclose all or any part of the information contained in the Evaluation Material, we agree (i) to notify the Company of the existence, terms and circumstances surround ing such a request or requirement as promptly as the circumstances permit so that it may seek an appropriate protective order and/or waive our compliance with the provisions of the agreements contained in this letter. If in the absence of a protective order, we or any of our Representatives are nonetheless in the opinion of our counsel compelled to disclose Evaluation Material or any other information concerning the Transaction, we or any such representative may disclose only that portion of the Evaluation or other material which we are advised by counsel is so legally com pelled, and we will exercise our best efforts to obtain assurance that confidential treatment will be accorded such Evaluation Material.

         Until the earlier of (i) the acquisition of the Business by us and (ii) two years from the date of this letter, we agree not to initiate or maintain contact (except for contacts in the ordinary course of business) with any officer, director, employee, supplier, distributor, broker or customer of the Business concerning its operations, assets, prospects or finances, except with the express written permission of the Company. It is understood that the Thomas
H. Lee Company will arrange for

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appropriate contacts for any due diligence we may require and will handle all inquiries regarding the company.

         We hereby agree that for the period two years from the date of this letter, we will not without the Company written consent, directly or indirectly solicit for employment or hire any person who is currently employed in a senior management position by the Company, except as such employment may be accomplished pursuant to the consummation of a Transaction with the Company as contemplated by this letter or pursuant to general solicitations of employment through advertisements or similar means not directed towards employees of the Company or towards a class of persons who only could be employed by the Company.

         We are aware and will advise our Representatives who are informed of the matters that are subject to this letter agreement, of the restrictions imposed by the United States Securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information.

         In consideration of the Evaluation Material being furnished to us, for a period of two years from the date of this letter, we will not (nor will we assist, provide or arrange financing to or for others or encourage others to), directly or indirectly, acting alone or in concert with others, unless specifically requested in writing in advance by the Board of Directors of the Company; (i) acquire or agree, offer, seek or purpose to acquire (or request permission to do so) ownership (including but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any securities issued by the Company or any rights or options to acquire such ownership (including from a third party) or make any public announcement or submit any proposal (or request permission to make such announcement or proposal) with respect to any of the foregoing, or for or with request to any extraordinary transaction or merger, consolidation, sale of substantial assets or business combination involving the Company, (ii) except as pursuant to a consulated Transaction, seek or propose to influence or control the management or the policies of the Company or to obtain representation on the Company's Board of Directors, or solicit, or participate in the "solicitation" of any "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to any securities of the Company, or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the

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Exchange Act) to vote, or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company or make any public announcement with respect to any of the foregoing or request permission to do any of the foregoing, or (iii) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

         Although the Company has endeavored to include in the Evaluation Material information known to it which it believes to be relevant for the purpose of our investigation, we understand that neither the Company nor any of its agents, advisors or controlling persons, has made or makes any representation or warranty as to the accuracy or completeness of the Evaluation

Material. We agree that neither the Company, nor its agents, advisors or controlling persons, shall have any liability to us or any of our Representatives resulting from the use or content of the Evaluation Material. Only those representations, warranties and covenants contained in a definitive agreement with respect to a consummated transaction shall have any legal effect.

         At the request of the Company or in the event we decide not to proceed with the transaction which is the subject of this letter, we and our Representatives shall promptly redeliver to the Company all written Evaluation Material provided by the Company and will not retain copies, extracts or other reproductions in whole or in part or such written material. All documents, spreadsheets, memoranda, notes or other writings prepared by us shall be permanently deleted or erased, and we shall certify in writing to the Company that we have complied with the provisions of this paragraph.

         It is further understood and agreed that no failure or delay by the Company in exercising any right power or privilege under this letter shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof.

         We agree that unless and until a definitive agreement between the Company and us with respect to any transaction referred to in this letter has been executed and delivered, neither the Company nor we will be under any legal obligation of any kind whatsoever with respect to any Transaction by virtue of this or any written or oral expression with respect to such a Transaction by any of its or our directors, officers, employees, agents or advisors except for the matters specifically agreed to by us in this letter. We acknowledge and agree that the Company and its advisors are free to conduct the process relating to any possible Transaction as the Company in its sole

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discretion determines (including, without limitation, by negotiating with any pro spective buyer and entering into a preliminary or definitive agreement without prior notice to us or any other person), (b) you reserve the right in your sole discretion to change the procedures relating to your consideration of the Transaction at any time without prior notice to us or any other person, to reject any and all proposals by us or any of our Representatives with regards to a Transaction, and to terminate discus sions and negotiations with us at any time and for any reason. The agreements set forth in this letter may be modified or waived only by a separate written executed by the Company and us expressly so modifying or waiving such agreements. We further acknowledged and agree that the Company reserves the right, in its sole and absolute discretion, to reject any and all proposals and to terminate discussions and negotiations with us at any time.

         It is further understood and agreed that money damages would not be a sufficient remedy for any breach by us of the agreements contained in this letter and that the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and we further agree to waive any requirements for the securing posting of any bond in connection with such remedy for our breach of this letter agreement. The foregoing remedies shall not be exclu sive but shall be in addition to all other remedies available at law or in equity to the Company. We agree to indemnify the Company for any loss for account of our breach or noncompliance with the terms of this letter agreement, including without limitation attorneys fees incurred by the Company in connection with enforcement of this agreement.

         This letter shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws thereof. We irrevocably consent to jurisdiction of the state or federal courts located in the City of Boston, Massachusetts and waive any objection to such venue and agree not to object to any proceeding regarding this letter agreement as being brought in an inconvenient form.

         The Company acknowledges that Sunbeam may from time to time engage in the same or similar lines of business as the Company and that the information provided to Sunbeam by the Company and its Representatives and any due diligence conducted by Sunbeam may serve to enhance Sunbeam's understanding of its own business and the markets in which it competes (or businesses in which it may engage or markets in which it may compete in the future). Nothing contained in this letter agreement shall serve to prohibit Sunbeam (or its subsidiaries or affiliates) from

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engaging in any particular line of business or from developing its own product lines or pursuing other acquisition opportunities in the same or similar lines of business or engaging in any particular line of business now or in the future; provided that we hereby agree not to violate the provisions of the third literary paragraph of this letter agreement.

         If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this letter which will constitute our agreement with respect to the matters set forth herein.

                                    Very truly yours,
                                    Sunbeam Corporation



                                    By: /s/ David C. Fannin
                                        -------------------------------------
                                            David C. Fannin
                                            Executive Vice President &
                                            General Counsel



Confirmed and agreed to as of
the date first written above:

THOMAS H. LEE COMPANY



By: /s/ Anthony Dinovi
    --------------------------
Anthony DiNovi
Managing Director


cc   Robert Kitts, Morgan Stanley
     Blaine V. Fogg, Skadden, Arps, Slate, Meagher & Flom LLP


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